Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 dated January 22, 1996 pertaining to the Spectrum Control, Inc. Stock Option Plan of 1995 and in the Registration Statement on Form S-8 dated July 16, 1996 pertaining to the Spectrum Control, Inc. 1996 Non-Employee Directors’ Stock Option Plan, of our reports dated February 11, 2010, with respect to the consolidated financial statements and schedule of Spectrum Control, Inc., and the effectiveness of internal control over financial reporting of Spectrum Control, Inc., included in this Form 10-K for the year ended November 30, 2009.

                                                 /S/ ERNST & YOUNG LLP

Pittsburgh, Pennsylvania

February 11, 2010

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